CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48449) of American Skiing Company of our report dated October 14, 1998 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K


/s/PricewaterhouseCoopers LLP
-----------------------------


PricewaterhouseCoopers LLP
Boston, MA
October 25, 2000